UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 1, 2022
Date of Report (Date of earliest event reported)
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On June 1, 2022, Redwire Corporation (the “Company”) announced that William Read, Chief Financial Officer, plans to step down from the position of Chief Financial Officer effective as of June 1, 2022 (the “Effective Date”) and his employment with the Company ended as of the Effective Date. The Company also announced that Jonathan E. Baliff, currently a member of the Company’s board of directors (“Board”), will assume the role of Chief Financial Officer of the Company as of the Effective Date. Mr. Baliff will step down from his service on the Board’s Audit Committee and Nominating and Corporate Governance Committee as of the Effective Date, but will remain a member of the Board.
In connection with his appointment as Chief Financial Officer, the Company and Mr. Baliff entered into an employment agreement (the “Employment Agreement”), dated as of June 1, 2022, with an initial term of three years. The Employment Agreement provides for automatic renewal for subsequent one-year terms unless either party provides notice of non-renewal. Pursuant to the Employment Agreement, Mr. Baliff will receive an annualized base salary of $380,000 until the first anniversary of the Effective Date, after which his annualized base salary will increase to $400,000, he will be eligible to receive an annual discretionary performance bonus for each year he is employed by the Company (including the 2022 fiscal year) with a target of 75% of his annualized base salary and he will be eligible for an annual equity incentive grant with an initial target grant date value for the 2023 fiscal year of 300% of his annualized base salary. Promptly following the Effective Date, Mr. Baliff will also receive an initial grant of 57,000 restricted stock units (the “RSUs”) and 114,000 options to purchase common stock of the Company (the “Options”), in each case, under the Company’s 2021 Omnibus Incentive Plan (the “Equity Plan”). The RSUs and Options will vest in equal annual installments over three years, subject to Mr. Baliff’s continued employment through each vesting date and subject to the terms and conditions of the Equity Plan and governing award agreements.
Under the terms of the Employment Agreement, if Mr. Baliff’s employment is terminated by the Company without “cause” (including due to the Company’s non-renewal of the term) or he resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to receive the following severance benefits: (i) an amount equal to the sum of his base salary and target annual bonus for the year in which the termination occurs, payable over a period of 12 months following the termination, (ii) a pro-rata portion of his annual bonus for the year in which the termination occurs, based on the portion of the fiscal year during which he was employed and based on actual performance, to be paid when bonuses are paid to other executives of the Company, (iii) continued vesting of his outstanding unvested equity awards in accordance with their respective terms (but without regard to any continued employment requirements) for 12 months following the termination and (iv) payment or reimbursement for the cost of COBRA coverage for up to 12 months following the termination. However, if Mr. Baliff’s employment is terminated by the Company without cause or if he resigns with good reason, in each case, within one year following a “change in control” (as defined in the Employment Agreement) then, (x) in lieu of the continued payment of his base salary for 12 months described in clause (i) of the preceding sentence, he will receive a lump sum payment equal to the sum of 18 months worth of his base salary and 1.5 times the target annual bonus for the year in which the termination occurs and (y) in lieu of the continued vesting of his outstanding unvested equity awards described in clause (iii) of the preceding sentence, all of his outstanding unvested equity awards will immediately vest as of the date of his termination, with awards that are subject to the achievement of performance criteria deemed earned at the target level of performance), in addition to the payments and benefits described in clauses (ii) and (iv) of the preceding sentence.
Mr. Baliff’s receipt of the severance benefits described in the previous paragraph is subject to Mr. Baliff’s execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, which include customary nonsolicitation and noncompetition covenants that apply for the duration of Mr. Baliff’s employment and for a period of 12 months thereafter as well as confidentiality, nondisclosure and nondisparagement covenants.
As a result of his appointment as Chief Financial Officer, Mr. Baliff will no longer be eligible to receive compensation for his services a member of the Board, and his outstanding restricted stock units previously granted to him on May 26, 2022 for his services as a non-employee director will be forfeited as of the Effective Date. His award of 12,500 restricted stock units previously granted to him on November 1, 2022 for his service as a non-employee director will remain outstanding and continue to vest in accordance with its terms, subject to his continued service on the board through the applicable vesting date.
There are no arrangements or understandings between Mr. Baliff and any other person pursuant to which Mr. Baliff was appointed as Chief Financial Officer of the Company. Mr. Baliff does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Baliff and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On June 1, 2022, Mr. Read and the Company entered into a separation and release agreement (“Separation and Release Agreement”), pursuant to which Mr. Read will receive the following payments and benefits: (i) continued payment of his base salary for a period of 12 months (the “Severance Period”), (ii) a pro-rata portion of his annual bonus for the 2022 fiscal year, based on the portion of the fiscal year during which he was employed and based on actual performance, to be paid when bonuses for the 2022 fiscal year are paid to other executives of the Company, (iii) continued vesting of his outstanding unvested restricted stock units and stock options granted under the Equity Plan in accordance with their respective terms (but without regard to any continued employment requirements) through the last day of the Severance Period and he will be eligible to exercise any vested options through the date that is 12 months following the end of the Severance Period, (iv) continued vesting of his outstanding unvested Tranche II Class P Units in AE Red Holdings, LLC in accordance with their terms, but without regard to any continued employment requirements and (v) continued payment or reimbursement for the cost of COBRA coverage up to the end of the Severance Period (collectively, the “Severance Benefits”). In exchange for the Severance Benefits, Mr. Read and agreed to a release of claims in favor of the Company and reaffirmed his commitment to comply with his existing restrictive covenant obligations.
The foregoing are not complete descriptions of the parties’ rights and obligations under the Employment Agreement and Separation and Release Agreement and are qualified by reference to the full text and terms of the agreements, which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and incorporated herein by reference.
New Director
Effective as of June 1, 2022, the Board increased the size of the Board to eight (8) directors and appointed David Kornblatt to fill the vacancy on the Board resulting from the increased Board size. On June 1, 2022, the Company announced that David Kornblatt has been appointed to the Company’s Board, effective immediately. Mr. Kornblatt served as Chief Financial Officer of Triumph Group from June 2007 through February 2014. Mr. Kornblatt holds a bachelor's degree in Accounting from Drexel University, where he previously served as a member of the Dean's Advisory Board to the Lebow School of Business. Mr. Kornblatt will be paid in accordance with the Company’s non-employee director compensation policy, which will initially include a $75,000 annual cash retainer for his service as a director, a $30,000 annual cash retainer for his service as the Audit Committee Chair and a $7,500 annual cash retainer for his services as a member of the Nominating and Governance Committee (in each case, prorated for the first year of service) and he will receive an initial grant of restricted stock units with a grant date value of approximately $125,000, which will vest on the first anniversary of the grant date, subject to Mr. Kornblatt’s continued services as a director through such date. The Company is not aware of any related transactions or relationships between Mr. Kornblatt and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 1, 2022, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 1, 2022, by and between Redwire Corporation and Jonathan E. Baliff.
10.2	Separation and Release Agreement, dated as of June 1, 2022, by and between Redwire Corporation and William Read.
99.1	Press release dated June 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

Redwire Corporation

By:	/s/ Peter Cannito
Name:	Peter Cannito
Title:	Chief Executive Officer